UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2004

The St. Paul Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 12.  Results of Operations and Financial Condition.

On August 11, 2004, The St. Paul Travelers Companies, Inc. presented slides in connection with an investor webcast.  The slides are furnished as Exhibit 99.1 to this Report and are incorporated by reference in this Item 12.

As provided in General Instruction B.6 of Form 8-K, the information contained in this Item 12 and the exhibit attached as 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2004	THE ST. PAUL TRAVELERS COMPANIES, INC.

	By:	/s/ Paul H. Eddy
		Name:	Paul H. Eddy
		Title:	Vice President and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slides presented in conjunction with investor webcast